SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 20, 2001


                                EQUITY ONE, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               MARYLAND                               001-13499                                52-1794271
  ------------------------------------     --------------------------------         ---------------------------------
    (State or Other Jurisdiction of             (Commission File No.)               (IRS Employer Identification No.)
             Incorporation



                          1696 N.E. MIAMI GARDENS DRIVE
                        NORTH MIAMI BEACH, FLORIDA 33179
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (305) 947-1664
                                 --------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Names or Former Address, if Changed Since Last Report)

            This current report on Form 8-K/A amends and supplements the current report on Form 8-K filed by Equity One, Inc., a Maryland corporation (the "Company"), on October 4, 2001 announcing the acquisition of Centrefund (U.S.) Realty Corporation, a Delaware corporation ("CEFUS"), and the acquisition of United Investors Realty Trust, a Texas real estate investment trust ("UIRT"). In connection with the CEFUS acquisition, the Company acquired all of the outstanding common stock of CEFUS and issued an aggregate of 10,500 shares of its common stock to indirect subsidiaries of First Capital Realty Inc. (formerly Centrefund Realty Corporation) in exchange for the CEFUS common stock. Subsequent to the CEFUS acquisition, the Company completed its acquisition of UIRT through a series of two mergers, which resulted in the issuance of 2,896 shares of its common stock and payment of approximately $32,876 in cash consideration to former UIRT shareholders, and the assumption of approximately $79,400 of UIRT's outstanding debt.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  (i) The audited consolidated balance sheets of CEFUS as of December 31, 1999 and 2000, and the audited consolidated statements of income and cash flows of CEFUS for the years ended December 31, 1998, 1999 and 2000 have been previously reported by the Company as exhibits to the proxy statement/prospectus contained in the Form S-4/A (Registration No. 333-64272) filed by the Company on August 1, 2001, and therefore are not being reported pursuant to this Form 8-K/A.

                  (ii) The unaudited consolidated balance sheet of CEFUS as of June 30, 2001, and the unaudited consolidated statements of income and cash flows of CEFUS for the six months ended June 30, 2000 and 2001 are attached as Exhibit 99.3 hereto and are incorporated by reference herein.

                  (iii) The audited consolidated balance sheets of UIRT as of December 31, 1999 and 2000, and the audited consolidated statements of income and cash flows of UIRT for the years ended December 31, 1998, 1999 and 2000 have been previously reported by the Company in the Definitive Proxy Statement on Schedule 14A filed by the Company on July 31, 2001, and therefore are not being reported pursuant to this Form 8-K/A.

                  (iv) The unaudited consolidated balance sheet of UIRT as of June 30, 2001, and the unaudited consolidated statements of income and cash flows of UIRT for the six months ended June 30, 2000 and 2001 are attached as Exhibit 99.4 hereto and are incorporated by reference herein.

         (b)      Pro Forma Financial Information.

                  (i) The pro forma combined condensed balance sheet, with accompanying explanatory notes of the Company, CEFUS and UIRT is not being reported pursuant to this Form 8-K/A because the transaction is already reflected in the Quarterly Report on the Form 10-Q filed by the Company on November 19, 2001.

                  (ii) The unaudited pro forma combined condensed statement of income, with the accompanying explanatory notes, of the Company, CEFUS and UIRT for the year ended December 31, 2000 has been previously reported by the Company in the Definitive Proxy Statement on Schedule 14A filed by the Company on July 31, 2001, and therefore is not being reported pursuant to this Form 8-K/A. The pro forma combined condensed statement of income, with accompanying explanatory notes, of the Company, CEFUS and UIRT, for the six months ended June 30, 2001, is attached as Exhibit 99.5 hereto and is incorporated by reference herein.

         (c)      Exhibits.

                  2.1 Stock Exchange Agreement dated May 18, 2001 among the Company, First Capital Realty Inc. (formerly Centrefund Realty Corporation) and First Capital America Holding Corp. (1)*

                  2.2 Agreement and Plan of Merger dated June 29, 2001 among UIRT, UIRT, Ltd. (formerly UIRT, L.P.) and UIRT Holding Corp. (2)*

                  2.3 Amended and Restated Agreement and Plan of Merger dated June 29, 2001 among UIRT, UIRT Holding Corp. and the Company. (2)*

                  99.1 Press Release of the Company dated and issued September 21, 2001 with respect to the acquisition of Centrefund (US) Realty Corporation. (3)*

                  99.2 Press Release of the Company dated and issued September 21, 2001 with respect to the acquisition of United Investors Realty Trust. (4)*

                  99.3 The unaudited consolidated balance sheet of CEFUS, and the unaudited consolidated statements of income, shareholder's equity and cash flows of CEFUS listed in Item 7(a)(ii) above.

                  99.4 The unaudited consolidated balance sheet of UIRT, and the unaudited consolidated statements of income and cash flows of UIRT listed in Item 7(a)(iv) above.

                  99.5 The unaudited pro forma combined condensed statement of income, with the accompanying explanatory notes, of the Company, CEFUS and UIRT listed in Item 7(b)(ii) above.

         * The Company hereby agrees to furnish to the Securities and Exchange Commission, supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

                  (1) Previously filed by the Company as Appendix A to the Definitive Proxy Statement on Schedule 14A filed on July 31, 2001.

                  (2) Previously filed by the Company as Annex A and B to the proxy statement/prospectus contained in the Form S-4/A (Registration No. 333-64272) filed on August 1, 2001.

                  (3) Previously filed by the Company as Exhibit 99.1 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 4, 2001.

                  (4) Previously filed by the Company as Exhibit 99.2 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 4, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EQUITY ONE, INC.


Date: November 30, 2001                      By: /s/ Howard M. Sipzner
                                                -------------------------
                                                Howard M. Sipzner
                                                Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT NO.    EXHIBIT TITLE

99.3 The unaudited consolidated balance sheet of CEFUS as of June 30, 2001, and the unaudited consolidated statements of income and cash flows of CEFUS for the six months ended June 30, 2000 and 2001.

99.4 The unaudited consolidated balance sheet of UIRT as of June 30, 2001, and the unaudited statements of income and cash flows of UIRT for the six months ended June 30, 2000 and 2001.

99.5 The unaudited pro forma combined condensed statement of income, with the accompanying explanatory notes, of the Company, CEFUS and UIRT for the six months ended June 30, 2001.

                                                                    EXHIBIT 99.3
                                                                    ------------


CENTREFUND REALTY (U.S.) CORPORATION
CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 2001
(UNAUDITED)
(IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------


ASSETS

        Shopping centres                                                $242,973
        Investments in joint ventures                                      8,016
        Cash and cash equivalents                                          6,703
        Amounts receivable                                                13,468
        Other assets                                                       6,423
        Deferred income tax assets                                         1,041
                                                                        --------
                                                                        $278,624
                                                                        ========

LIABILITIES

        Mortgages payable                                               $166,009
        Accounts payable and accrued liabilities                          11,529
        Due to affiliated entities                                         5,292
                                                                        --------
                                                                         182,830

SHAREHOLDER'S EQUITY                                                      95,794
                                                                        --------
                                                                        $278,624
                                                                        ========


















          See accompanying notes to the condensed financial statements

CENTREFUND REALTY (U.S.) CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars)
--------------------------------------------------------------------------------


                                                                    Six-months ended
                                                               ----------------------------
                                                                June 30,          June 30,
                                                                  2001             2000
                                                               -----------      -----------
                                                               (unaudited)      (unaudited)
GROSS RENTAL INCOME                                             $ 18,408         $ 20,374

PROPERTY OPERATING COSTS                                           6,050            6,652
                                                                --------         --------
RENTAL INCOME                                                     12,358           13,722

INTEREST AND OTHER INCOME                                            665              363
                                                                --------         --------
                                                                  13,023           14,085
                                                                --------         --------

INTEREST AND OTHER EXPENSES (INCOME)
        Interest
                Mortgages                                          6,077            5,375
                Affiliated entities                                   --            1,780
        Corporate expenses                                           357              164
        Management fee to parent                                   1,300            2,259
        Amortization                                               4,131            3,579
        Equity income from investments in joint ventures            (299)            (316)
                                                                --------         --------
                                                                  11,566           12,841
                                                                --------         --------
OPERATING INCOME BEFORE THE UNDERNOTED                             1,457            1,244

PREVIOUS MANAGEMENT'S INCENTIVE
        AND OTHER FEES                                                --           13,694
                                                                --------         --------
OPERATING INCOME (LOSS) BEFORE
        INCOME AND OTHER TAXES                                     1,457          (12,450)
                                                                --------         --------

INCOME AND OTHER TAXES
        Current                                                     (186)              --
        Deferred                                                     682           (3,708)
                                                                --------         --------
                                                                     496           (3,708)
                                                                --------         --------
NET EARNINGS (LOSS) FOR THE PERIOD                              $    961         $ (8,742)
                                                                ========         ========











          See accompanying notes to the condensed financial statements

CENTREFUND REALTY (U.S.) CORPORATION
Consolidated Statements of Shareholder's Equity
(in thousands of U.S. dollars, except number of shares)
-------------------------------------------------------



                                      Common Shares          Additional                          Total
                                  ---------------------        Paid-In                        Shareholder's
Six months ended                   Number       Amount         Capital         Deficit           Equity
----------------                  -------      --------      -----------     -----------      -------------
                                      (unaudited)            (unaudited)     (unaudited)       (unaudited)
BALANCE, JANUARY 1, 2000            117        $ 75,069        $ 10,143        $ (4,151)        $ 81,061

NET LOSS                             --              --              --          (8,742)          (8,742)
                                   ---------------------------------------------------------------------
BALANCE, JUNE 30, 2000              117        $ 75,069        $ 10,143        $(12,893)        $ 72,319
                                   =====================================================================

BALANCE, JANUARY 1, 2001            117        $ 75,069        $ 10,143        $(12,706)        $ 72,506

ISSUANCE OF COMMON
  SHARES                             21          22,327              --              --           22,327

NET EARNINGS                         --              --              --             961              961
                                   ---------------------------------------------------------------------
BALANCE, JUNE 30, 2001              138        $ 97,396        $ 10,143        $(11,745)        $ 95,794
                                   =====================================================================
















          See accompanying notes to the condensed financial statements

CENTREFUND REALTY (U.S.) CORPORATION
Consolidated Statements of Cash Flows
(in thousands of U.S. dollars)

                                                                            Six months ended
                                                                       ----------------------------
                                                                        June 30,         June 30,
                                                                          2001             2000
                                                                       ----------       -----------
                                                                       (unaudited)      (unaudited)

NET (OUTFLOW) INFLOW OF CASH RELATED
   TO THE FOLLOWING ACTIVITIES

OPERATING

        Net earnings (loss)                                             $    961         $ (8,742)
        Items not affecting cash
                Amortization                                               4,131            3,579
                Loss on sale of real estate                                   --               22
                Deferred income taxes                                        682           (3,708)
                Equity income from investments in joint ventures            (299)            (316)

        Change in assets and liabilities
                Amounts receivable                                        (1,801)          (1,637)
                Other assets                                                (387)          (1,753)
                Accounts payable and accrued liabilities                    (264)           5,205
                                                                        --------         --------
                                                                           3,023           (7,350)
                                                                        --------         --------

INVESTING

        Expansion and redevelopment of shopping centres                   (1,861)          (2,672)
        Proceeds on disposition of shopping centres                           --            5,000
        Contributions to joint ventures                                       --           (3,799)
        Advances to development partner                                       --           (2,900)
        Investment in mortgages                                               --            4,470
        Due from affiliated entities                                          --           (2,886)
                                                                        --------         --------
                                                                          (1,861)          (2,787)
                                                                        --------         --------

FINANCING

        Due to affiliated entities                                          (236)              --
        Proceeds from mortgage financings                                 22,234           59,050
        Repayment of mortgages payable                                   (18,482)         (44,540)
                                                                        --------         --------
                                                                           3,516           14,510
                                                                        --------         --------
INCREASE IN CASH AND
        CASH EQUIVALENTS                                                   4,678            4,373

CASH AND CASH EQUIVALENTS,
        BEGINNING OF PERIOD                                                2,025            8,429
                                                                        --------         --------
CASH AND CASH EQUIVALENTS,
        END OF PERIOD                                                   $  6,703         $ 12,802
                                                                        ========         ========








          See accompanying notes to the condensed financial statements

CENTREFUND REALTY (U.S.) CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000
(UNAUDITED)
--------------------------------------------------------------------------------


1.     BASIS OF PRESENTATION

       The accompanying interim condensed financial data of Centrefund Realty (U.S.) Corporation and its subsidiaries (collectively the "Company") are unaudited; however, in the opinion of management, the interim data include all adjustments necessary for a fair presentation of the results for the interim periods. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

       The results of operations for the six-month period ended June 30, 2001 are not necessarily indicative of the results to be expected for the year ended December 31, 2001. The June 30, 2001 condensed consolidated balance sheet was derived from the audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

       The interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2000.

2.     SIGNIFICANT ACCOUNTING POLICIES

       The significant accounting policies applied in the preparation of the condensed consolidated financial statements are identical to those applied in the preparation of the most recent annual consolidated financial statements.

3.     NEW ACCOUNTING PRONOUNCEMENTS

       Beginning January 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 ("SFAS 138"). FAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or shareholder's equity (as a component of comprehensive income), depending on whether the derivative is designated as a hedge and whether it is being used to hedge changes in fair value or cash flows. SFAS 138 amends certain provisions of SFAS 133 to clarify four areas causing difficulties in implementation. As of June 30, 2001 and January 1, 2001, the cumulative effect of adopting SFAS 133, as amended by SFAS 138, did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

       In June 2001, the FASB approved the issuance of SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. These standards, which were issued in July 2001, established accounting and reporting for business combinations. SFAS No. 141 requires all business combinations entered into subsequent to June 30, 2001 to be accounted for using the purchase method of accounting. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives will not be amortized, but will be tested for impairment on an annual basis. These standards are effective for fiscal years beginning after December 15, 2001; however, early adoption is permitted. The Company does not expect the adoption of these statements to have a material effect on its financial statements or disclosures.

4.     THE EQUITY ONE STOCK EXCHANGE AGREEMENT

       On September 19, 2001, all of the issued and outstanding shares of the Company were sold by First Capital Realty Inc. (formerly Centrefund Realty Corporation) (the Company's ultimate parent) to Equity One, Inc. ("Equity One") (NYSE:EQY), a self-administered and self-managed U.S. real estate investment trust ("REIT"). First Capital Realty Inc. and Equity One are each indirectly-owned subsidiaries of Gazit-Globe (1982) Ltd., ("Gazit"), an Israeli corporation trading on the Tel Aviv Stock Exchange.

                                                                    EXHIBIT 99.4
                                                                    ------------




                         UNITED INVESTORS REALTY TRUST
                          CONSOLIDATED BALANCE SHEETS



                                                           June 30, 2001
                                                            (Unaudited)
                                                           -------------
                                       ASSETS

Investment real estate:
Land                                                        $ 44,556,678
Building and improvements                                    110,263,367
Property under development                                       613,206
                                                            ------------
                                                             155,433,251

Less accumulated depreciation                                (12,075,262)
                                                            ------------
Investment real estate, net                                  143,357,989
Cash and cash equivalents                                        181,215
Accounts and notes receivable, net of allowance                4,294,272
Prepaid expenses and other assets                              5,698,484
                                                            ------------
Total Assets                                                $153,531,960
                                                            ============
LIABILITIES, MINORITY INTEREST, AND COMMON
 SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable                                      $ 48,760,829
Capital lease obligations                                      9,668,618
Construction note payable                                      4,878,132
Short-term notes and lines of credit                          16,263,969
Accounts payable, accrued expenses
and other liabilities                                          6,520,135
                                                           -------------
Total liabilities                                             86,091,683
                                                           -------------
Minority interest in consolidated
partnerships                                                   2,057,458
                                                           -------------
Commitments and contingencies

Common shareholders' equity:
Common shares of beneficial interest no par value,
500,000,000 shares authorized; 9,525,289 shares
issued; 8,650,602 and 8,652,292 shares
outstanding in 2001 and 2000, respectively                    87,260,847
Accumulated deficit                                          (15,725,065)
                                                           -------------
                                                              71,535,782
Less:
Treasury shares, at cost, 874,687 and 872,997
 in 2001 and 2000, respectively                               (5,585,384)
Shareholder notes receivable                                    (567,579)
                                                           -------------
Total common shareholders' equity                             65,382,819
                                                           -------------
Total liabilities, minority interest and
common shareholders' equity                                 $153,531,960
                                                            ============

                         United Investors Realty Trust
                      Consolidated Statements of Operations
                                   (unaudited)



                                                    Three Months Ended                  Six Months Ended
                                              ------------------------------      ------------------------------
                                               30-June-01        30-June-00        30-June-01        30-June-00
                                              ------------      ------------      ------------      ------------
Revenues:
Rental                                        $  4,363,746      $  4,879,453      $  8,875,106      $  9,819,329
Lease termination fees                              74,798           380,000           541,974           380,000
Recoveries from tenants                          1,186,307         1,400,298         2,465,991         2,821,831
Interest and other income                          263,958            49,342           418,637           126,781
                                              ------------      ------------      ------------      ------------
Total revenues                                   5,888,809         6,709,093        12,301,708        13,147,941

Property operating                                 632,883           721,080         1,299,512         1,412,318
Property taxes                                     765,052           968,078         1,716,779         1,954,472
Property management fees                            44,131            62,187            92,017           113,629
General and administrative                         419,514           482,666           775,832           947,384
Advisory fees                                      267,999           302,008           481,068           614,240
Litigation expenses                                593,857                --         1,071,710                --
Expenses related to strategic
 alternatives
review                                                  --                --           250,000                --
Depreciation and amortization                    1,058,652         1,146,271         2,111,356         2,266,456
Interest                                         1,338,182         1,934,329         3,181,839         3,855,900
Impairment loss                                         --         6,000,000                --         6,000,000
                                              ------------      ------------      ------------      ------------
Total expenses                                   5,120,270        11,616,619        10,980,113        17,164,399

Income (loss) before minority interest,
gain on sale of real estate and
extraordinary expense                              768,539        (4,907,526)        1,321,595        (4,016,458)

Minority interest in income of
 consolidated
partnerships                                          (254)          (57,950)          (14,718)          (86,924)

Gain on sale of real estate                      1,886,581           729,899         1,890,644           851,809
                                              ------------      ------------      ------------      ------------
Net income (loss) before extraordinary
 expense                                         2,654,866        (4,235,577)        3,197,521        (3,251,573)

Extraordinary expense                            1,179,441                --         1,179,441                --
                                              ------------      ------------      ------------      ------------
Net income (loss)                             $  1,475,425      $ (4,235,577)     $  2,018,080      $ (3,251,573)
                                              ============      ============      ============      ============
Basic and diluted per share amounts:
Net income per common share                   $       0.17      $      (0.47)     $       0.23      $      (0.36)
                                              ============      ============      ============      ============
Basic and diluted weighted average shares
outstanding                                      8,650,769         9,003,332         8,651,526         9,023,612

                         United Investors Realty Trust
                     Consolidated Statements of Cash Flows
                                  (unaudited)



                                                                           Six Months Ended
                                                                    -------------------------------
                                                                     30-June-01         30-June-00
                                                                    ------------       ------------

Cash flows from operating activities:
Net income                                                          $ 2,018,080         $(3,251,573)

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                          2,029,363           2,180,960
Amortization                                                            204,982             172,721
Impairment loss                                                              --           6,000,000
Minority interest in income of consolidated partnerships                 14,718              86,924
Gain on sale of real estate                                          (1,890,644)           (851,809)
Changes in operating assets and liabilities                             711,036             416,199
                                                                    -----------         -----------
Net cash provided by operating activities                             3,087,535           4,753,422
                                                                    -----------         -----------
Cash flows from investing activities:
Purchase of and capital improvements to investment
real estate                                                          (2,164,437)         (3,430,641)
Proceeds from sale of real estate                                     7,538,469           2,933,228
Application of escrow deposits                                          200,000                  --
                                                                    -----------         -----------
Net cash provided by (used in) investing activities                   5,574,032            (497,413)
                                                                    -----------         -----------
Cash flows from financing activities:
Proceeds from mortgage note payable                                     787,500           3,650,000
Proceeds from short-term notes payable                                       --           2,604,800
Collections from shareholder notes receivable                            27,877              39,669
Principal payments on mortgage notes payable                           (389,467)           (400,203)
Payments on short-term notes payable                                 (6,780,831)         (1,638,000)
Payments on capital lease obligations                                   (55,466)         (1,679,810)
Principal payments on construction note payable                              --            (320,000)
Offering costs                                                          (20,577)             (6,849)
Payment of distributions                                             (2,249,473)         (3,878,271)
Distribution to holders of minority interests                           (62,035)           (121,324)
Payment of loan acquisition costs                                       (35,447)            (64,851)
Purchase of treasury shares                                                  --            (326,100)
                                                                    -----------         -----------
Net cash provided by (used in) financing activities                  (8,777,919)         (2,140,939)
                                                                    -----------         -----------
Increase (decrease) in cash and cash equivalents                       (116,352)          2,115,070

Cash and cash equivalents at beginning of period                        297,567           1,807,791
                                                                    -----------         -----------
Cash and cash equivalents at end of period                          $   181,215         $ 3,922,861
                                                                    -----------         -----------
Supplemental disclosures
Cash paid for interest                                              $ 3,339,180         $ 3,664,267
Reduction of capital lease obligation                                        --              78,200
Forgiveness of shareholder notes receivable                                  --             163,006
Accrued distributions                                                        --           1,878,368
Seller financed note receivable                                       1,525,000                  --

                 United Investors Realty Trust and Subsidiaries
                   Notes to Consolidated Financial Statements

1. Organization and Basis of Presentation

Organization

United Investors Realty Trust and Subsidiaries (the "Company"), a Texas real estate investment trust ("REIT"), is engaged in the acquisition, development, and management of neighborhood and community shopping centers in the Sunbelt states. The tenants of the Company's shopping centers include national and regional supermarkets and drug stores and other national, regional, and local retailers that provide basic necessity and convenience goods and services to the surrounding population.

The Company operated from 1989 until 1998 as a private REIT. On March 13, 1998, the Company completed an initial public offering (the "IPO") of 7,600,000 common shares of beneficial interest. In April 1998, the Company issued another 1,000,000 common shares of beneficial interest pursuant to the exercise of the underwriters' overallotment option. Prior to the IPO, the Company had outstanding approximately 915,000 shares.

Basis of Presentation

These unaudited consolidated financial statements include the accounts of the Company, its subsidiaries and partnerships in which it owns controlling interests. The accompanying consolidated financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles for complete financial statements. These statements should be read in conjunction with the Company's audited financial statements and notes thereto included in the Company's 2000 Annual Report on Form 10-K. In the opinion of management, the financial statements contain all adjustments (which consist of normal and recurring adjustments) necessary for a fair presentation of financial results for the interim periods.

In January 2001, the Company's Board of Trust Managers engaged First Union Securities, Inc. to advise it on strategic alternatives to maximize shareholder value. First Union subsequently recommended, and the Company commenced, an exploration of the sale of the Company or substantially all of its assets. On May 31, 2001, the Company announced that it had entered into a definitive agreement to merge with Equity One, Inc., another shopping center REIT. Under the terms of the merger agreement, each of the Company's outstanding common shares of beneficial interest will be exchanged for $7.30 consisting of approximately 50% cash and approximately 50% common stock of Equity One in the aggregate.

Recent Accounting Pronouncements

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, provides that all derivative instruments be recognized as either assets or liabilities on the balance sheet and that all derivative instruments be measured at fair value. The effective date of SFAS No. 133 for the Company was January 1, 2001. The Company currently does not invest in derivative instruments; therefore, the adoption of SFAS No. 133 did not impact the Company.

2. Investment in Properties

At June 30, 2001, the Company owned controlling interests in 23 shopping center properties containing approximately 2,900,000 total square feet of gross leaseable area ("GLA"), of which the Company owned approximately 2,100,000 square feet of GLA. In addition, at June 30, 2001, the Company owned a non-controlling 50% interest in a partnership that owned one property. As of June 30, 2001, 25% of the Company's owned GLA was in the Houston, Texas area, 16% was in the Dallas, Texas area, 9% was elsewhere in Texas, 29% was in Florida, 16% was in Arizona, and 5% was in Tennessee.

On February 28, 2001, the 52,000 square foot Twin Lakes Center in Lenoir City, Tennessee was sold in exchange for cash and a $1,525,000 note, which is included in accounts receivable. The note bears interest at 9% per annum, is payable monthly based on 30-year amortization schedule and is due in March 2006.

On April 3, 2001, the 83,000 square foot Centennial Shopping Center in Austin, Texas was sold for approximately $6,300,000 in cash. The sale resulted in a gain on sale of real estate of approximately $1,905,000.

In April 2001, the Company began redevelopment of its University Mall Shopping Center. The redevelopment plan will include demolition of a substantial portion of the existing buildings for the construction of new space, and the improvement and retenanting of the remaining space. Management expects to finance the approximately $4,000,000 in total costs through a combination of debt, ground lease arrangements, and working capital. Approximately $117,000 of property tax expense and approximately $273,000 of interest related to University Mall was capitalized during the three months ended June 30, 2001.

3. Notes and Mortgages Payable

The Company's mortgage notes payable consist of fixed-rate debt with outstanding principal balances aggregating $48,760,829 at June 30, 2001. The interest rates range from 7.5% to 10% with a weighted average interest rate of 8.51%. The notes mature at various times through 2010 with a weighted average term to maturity of
5.6 years.

Included in mortgage notes payable at June 30, 2001 is the $787,500 note for the purchase of the Colony Plaza land parcel in January 2001. Interest at 10% is due monthly until maturity on January 1, 2003 and a principal payment of $79,750 is due on January 1, 2002.

Property under capital leases, consisting of two shopping centers, aggregated approximately $13.9 million at June 30, 2001 and is included in investment real estate. Depreciation of the property under capital leases is combined with depreciation of owned properties in the accompanying financial statements. Future minimum lease payments under these capital leases total approximately $14.2 million, with annual payments due of approximately $.8 million in each of 2001 through 2005, and $10.5 million thereafter. The amount of these total payments representing interest is approximately $4.5 million.

The Company has a credit agreement with a bank under which it had borrowed approximately $16,300,000 as of June 30, 2001. Borrowings under the agreement are collateralized by first lien mortgages on five of the Company's shopping centers and accrue interest (payable monthly) at LIBOR plus 175 basis points.

In January 2001, the lender agreed to extend the maturity of the agreement to July 31, 2001. The lender has indicated that it will extend the maturity to October 31, 2001, at which time all advances will be due unless the agreement is further extended. As part of the modification to extend the maturity, the interest rate was increased to 175 basis points over LIBOR and collateral release prices were increased to 100% (with certain minimums) of the proceeds of any sale or refinancing of the collateral properties. In addition, the Company agreed to reduce the advances by 50% of any sale or refinancing proceeds from certain other non-collateral shopping centers, and obtain the lender's approval before increasing its borrowings from any source.

The Company sold its Twin Lakes Shopping Center in February 2001 and used $1,300,000 in proceeds to reduce the outstanding advances. Advances were further reduced by $4,050,000 in April 2001 upon sale of the Centennial Shopping Center. Management intends to continue to reduce the advances with proceeds from possible property sales. The Company is also exploring alternative lending sources.

Management believes that, based on discussions with representatives of the lender, it will be able to negotiate a further extension with the bank. However, should such an extension not be possible or desirable, management believes that the Company has sufficient borrowing capacity and collateral value to refinance the bank borrowings through other lenders.

In addition to the outstanding advances at June 30, 2001, the Company is also contingently obligated under an unfunded letter of credit of approximately $1,264,000. The letter of credit expires October 31, 2001.

4. Per Share Data

Basic earnings per share is computed based upon the weighted average number of common shares outstanding during the period presented. Diluted earnings per share is computed based upon the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. The number of dilutive shares related to outstanding share options is computed by application of the Treasury share method. The following table sets forth the computation of basic and diluted earnings per share:

                                                Three Months                    Six Months
                                               Ended June 30,                  Ended June 30,
Weighted Average Shares                      2001         2000                2001          2000
-----------------------                  ----------   -----------         -----------   -----------
Basic EPS                                 8,650,769    9,003,332           8,651,526     9,023,612
Effect of dilutive securities:
Employee share options                           --           --                  --            --
                                         ----------   ----------          ----------    ----------
Diluted EPS                               8,650,769    9,003,332           8,651,526     9,023,612
                                         ==========   ==========          ==========    ==========
Distributions per share declared         $     0.13   $    0.215          $     0.26    $     0.43
                                         ==========   ==========          ==========    ==========

5. Advisory Agreement

The Company is managed for a fee, pursuant to an agreement (the "Advisory Agreement") with FCA Corp, the Investment Manager. The Company's Chairman of the Board of Trust Managers is also the principal shareholder and Chief Executive Officer of FCA Corp. From January 1, 1998 through June 30, 1999, the advisory fee was 6.8% of adjusted funds from operations ("AFFO"). Effective July 1, 1999, the rate was reduced to 6.5% of AFFO. AFFO is defined in the Advisory Agreement as net income excluding gains or losses from debt restructuring and property sales plus real estate related depreciation and amortization and provisions for potential losses, including impairment losses, related to depreciable operating property, as adjusted by adding back interest expense and the advisory fee.

During the three months and six months ended June 30, 2001, the Company incurred advisory fee expense of approximately $268,000 and $481,000, respectively. Included in these amounts was loan forgiveness of $16,500 and $33,000, respectively, as described below in note 6. In addition to the advisory fee, the Company reimburses the Investment Manager for the salaries, benefits, and occupancy costs of certain employees who perform property management, leasing, accounting, and other operational duties for the Company. The amounts of these reimbursements were approximately $148,000 and $288,000 for the three months and six months ended June 30, 2001. For the corresponding periods in 2000, the advisory fees were approximately $302,000 and $614,000 including $16,500 and $33,000 of loan forgiveness expense. The reimbursed salaries, benefits, and occupancy costs were approximately $189,000 and $418,000.

As a result of a shareholder derivative lawsuit filed in August 2000, the Board established a Special Litigation Committee (the "SLC") to investigate, among other matters, whether the reimbursement of such salaries, benefits, and other costs was in accordance with the terms of the Advisory Agreement (see Note 9). On March 22, 2001, the SLC delivered its report regarding the claims asserted in the lawsuit wherein the SLC concluded that the Investment Manager had charged the Company for a portion of the salaries, benefits, and other costs of employees that, in accordance with the terms of the Advisory Agreement, should have been borne by the Investment Manager. During the second quarter of 2001, the Company determined that the aggregate amount of such excess charges was approximately $90,000.

In accordance with the Equity One merger agreement, the Company gave notice of termination to the Investment Manager on June 15, 2001. The Advisory Agreement will terminate no later than at the expiration of the required six month notice period (December 15, 2001). Under the terms of the Advisory Agreement, the Investment Manager is to be paid a termination fee equal to the product of the
(i) average of the advisory fee paid or payable to the Investment Manager for the three calendar months immediately preceding the effective date of termination and (ii) twelve, less any sums paid or payable to the Investment Manager for the calendar months, up to a maximum of six, following the giving of the termination notice, but prior to the effective date of such termination. Based on estimates of these amounts, management has recorded a termination fee of $630,000 as of June 15, 2001. The amount actually paid may differ because actual advisory fees may be more or less than management has estimated.

6. Incentive Share Option Plan

During 1998, the Company granted options to purchase 337,000 common shares to certain officers, employees, Trust Managers, and the Investment Manager. The recipients become eligible to exercise 25% of their options each January 1, beginning in 1999. The exercise price is $10.00 per share, up to 100% of which may be borrowed from the Company. Such loans are included in shareholder notes receivable. Loans are repayable over four years and require annual payments of 25% of the initial principal and interest calculated at the Applicable Federal Rate published by the IRS. The Applicable Federal Rate as of January 1, 1999 was 4.64%.

With respect to options that became exercisable on January 1, 1999, the Board of Trust Managers elected to forgive 80% of the borrowed amount. The loan will be forgiven in equal annual installments over a four-year period, at the rate of 20% per year, conditioned upon continued employment by the Company or the Investment Manager. Included in general and administrative expenses for the three months ended June 30, 2001 and 2000 is $24,251 and for the six months ended June 30, 2001 and 2000 is $48,503, which represents the recognition of such loan forgiveness with respect to loans made to the Company's officers and employees. Included in advisory fees for the three months ended June 30, 2001 and 2000 is $16,500, which represents the recognition of such loan forgiveness with respect to loans made to the Investment Manager.

The unpaid balance of these loans was approximately $395,000 as of June 30, 2001. Upon a "change in control," which will occur upon approval of the Equity One merger by UIRT's shareholders, all outstanding amounts under these loans will be forgiven pursuant to the terms of the notes. In addition, there are approximately 254,000 common shares of beneficial interest reserved for issuance upon the exercise of additional options under the share incentive plan. If those options are exercised, the holders may issue additional notes pursuant to the plan. The amounts outstanding under these additional notes will also be forgiven upon the change in control.

7. Property Operating Expenses

The Company classifies as property operating expenses those direct expenses that are specifically identifiable with particular properties. Certain other expenses incurred by the Company that are necessary to maintain the physical quality of and revenue from the properties, but that are not specifically identifiable with particular properties, are classified as general and administrative expenses. These other expenses (see note 8 below) include the salaries, benefits and travel expenses of leasing, property management and certain accounting personnel.

Property operating expenses include the following:


                                       Three Months Ended                    Six Months Ended
                             -----------------------------------   -----------------------------------
                                30-June-01         30-June-00         30-June-01         30-June-00
                             ----------------   ----------------   ----------------   ----------------

Repairs and maintenance            $142,521           $142,122         $  276,101         $  294,711
Utilities                           154,804            171,076            322,953            338,242
Landscaping                          80,994             85,796            148,825            194,710
Waste disposal                       46,511             47,123             98,168             93,371
Insurance                           100,578             87,995            204,375            176,653
Ground lease                         33,545             33,741             67,636             67,892
Bad debt expense                      2,249             63,290             23,452             84,612
Other                                71,681             89,937            158,002            162,127
                                   --------           --------         ----------         ----------
Total                              $632,883           $721,080         $1,299,512         $1,412,318
                                   ========           ========         ==========         ==========

8.  General and Administrative Expenses

General and administrative expenses include the following:

                                               Three Months Ended                     Six  Months Ended
                                       -----------------------------------   -----------------------------------
                                          30-June-01         30-June-00         30-June-01         30-June-00
                                       ----------------   ----------------   ----------------   ----------------

Salaries and benefits                        $ 64,176           $179,095           $206,561           $395,999
Professional fees                             215,333            160,216            311,036            274,161
Rent and office administration                 22,500             34,113             45,000             70,404
Travel and entertainment                       16,743             19,748             31,101             50,409
Other                                         100,762             89,494            182,134            156,411
                                             --------           --------           --------           --------
Total                                        $419,514           $482,666           $775,832           $947,384
                                             ========           ========           ========           ========


9. Litigation

The Company is a nominal defendant in a shareholder derivative action (the "Lawsuit") brought by Southwest Securities, Inc. ("Southwest"), which is pending in the District Court of Dallas County, Texas (the "Court"). The Lawsuit was originally filed on August 14, 2000, seeking an injunction to prevent the sale by UIRT of one of its properties, the University Park Shopping Center ("UPSC"), to UIRT Investors, L.P. ("Investors"), an entity representing a group of shareholders of UIRT. Southwest named as defendants in the Lawsuit: FCA Corp. ("FCA"), which serves as the Company's Investment Manager pursuant to the Advisory Agreement; all of the then-members of UIRT's Board of Trust Managers; certain UIRT officers; the UIRT subsidiary that owned University Park; and Investors and two affiliated entities.

Upon filing the Lawsuit, Southwest obtained a temporary restraining order to prevent the sale of University Park. Thereafter, on August 28, 2000, a temporary injunction hearing was held in the Dallas District Court. Following this hearing, the Court denied the requested temporary injunction, and the sale of University Park closed on September 29, 2000.

On September 27, 2000, Southwest amended its petition to additionally allege that the Investment Manager had charged excessive fees for its services to the Company, had charged the Company for salaries and other expenses that should have been paid by the Investment Manager, and that the Investment Manager and the officers and certain trust managers of UIRT had mismanaged the Company's assets. Southwest seeks recission of the Advisory Agreement and the sale of UPSC, a declaration that the Advisory Agreement and sale of UPSC are void, an accounting, a constructive trust, inspection of the Company's books and records, injunctive relief or, alternatively, unspecified compensatory damages alleged to be not less than $10,000,000 and punitive damages in an amount not less than $20,000,000, attorneys' fees and costs.

On December 12, 2000, three new members were named to the Company's Board of Trust Managers ("Board"). Thereafter, these three new Board members were appointed to serve as a special litigation committee (the "SLC") to investigate the allegations made by

Southwest in the Lawsuit. The SLC retained independent counsel to assist it in this investigation, and the SLC's counsel has retained an economic consulting firm to serve as consultants.

On December 8, 2000, the Court stayed further proceedings in the Lawsuit for 60 days to allow the SLC to complete its investigation, which stay was subsequently extended to March 21, 2001. On February 19, 2001, between the expiration of the original stay and the extension granted by the Court, Southwest filed its Plaintiff's Second Amended Petition and Application for Permanent Injunction ("Petition").

Pursuant to the Texas Business Corporation Act, the SLC is composed of three "independent" and "disinterested" Trust Managers, who have been charged with determining whether the continuation of the Lawsuit is "in the best interests" of the Company's shareholders. The SLC must make this determination "in good faith, after conducting a reasonable inquiry and based on the factors [the SLC] deems appropriate under the circumstances." Accordingly, the SLC has attempted, in general terms, to consider (1) the potential benefits and costs associated with pursuing the claims in the Lawsuit, and (2) the available alternative to litigation, including internal corrective action.

Based on its investigation and analysis, the SLC determined that continuation of the Lawsuit was not in the best interests of the Company's shareholders. The SLC concluded that, under the applicable legal standards, a finding of liability on the part of any of the defendants was very unlikely. Indeed, in the case of several of the defendants, the SLC found no evidence of even slight culpability.

The SLC concluded that the Investment Manager charged the Company for some salaries, benefits, and other costs of employees that, in accordance with the Advisory Agreement, should have been borne by the Investment Manager. However, the SLC believed that the amount of any potential recovery did not appear to justify the substantial costs of litigation (especially given the Company's obligation to indemnify a number of the defendants) or the disruption of the Company's business activities. Based on the findings of the SLC, the Company filed a motion with the court to dismiss the lawsuit, and on May 29, 2001, the court indicated that it will grant the motion. On May 31, 2001, Southwest and the Company agreed to stay the Lawsuit and a separate proceeding that Southwest had initiated until the earlier of (a) the closing of the Equity One merger, (b) the termination of the Equity One merger agreement, or (c) December 1, 2001. Also on May 31, Equity One notified Company management that it had reached an agreement with Southwest Securities to settle the lawsuit subsequent to completion of the Equity One merger.

As a result of Court's indication that it will dismiss the lawsuit, the stay of further proceedings or appeals, and the settlement agreement between Equity One and Southwest, management believes that no further material costs will be incurred with respect to the Lawsuit.

In April 2000, the Company's former President and Chief Executive Officer filed a lawsuit against UIRT, the Investment Manager, and the Company's Chairman and Chief Executive Officer, who is also the Investment Manager's Chief Executive Officer. In June 2000, an individual who claims to be a client of the Investment Manager's individual financial planning business amended a lawsuit originally filed in July 1999 to include UIRT as a defendant. The Investment Manager had indemnified the Company against any loss from these actions, and in June 2001, both of these lawsuits were settled at no cost to the Company.

The Company is a party to other legal proceedings that arise in the normal course of business, which matters are generally covered by insurance. The resolution of these matters cannot be predicted with certainty. However, in the opinion of management, based upon currently available information, any liabilities under such proceedings, either individually or in the aggregate, will not have a materially adverse affect on the consolidated financial statements taken as a whole.

10. Subsequent Events

Subsequent to June 30, 2001, the Company distributed a definitive proxy and registration statement to its shareholders soliciting proxies for approval of the Equity One merger. If the merger is approved by UIRT's shareholders, management believes it will become effective on or about September 21, 2001.

11. Extraordinary Item

The Company has incurred substantial expenses that have been paid or will be paid upon the merger with Equity One. These expenses are classified as extraordinary items in the second quarter of 2001 and include the following:



Legal Fees                                                       $  299,441
Estimated termination fee payable to the Investment Manager         630,000
Investment banking fees                                             250,000
                                                                 ----------
                                                                 $1,179,441
                                                                 ==========

Upon completion of the merger, the Company will incur additional investment banking fees of approximately $1,350,000.

                                                                    EXHIBIT 99.5
                                                                    ------------



         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                CEFUS                          UIRT
                                                                              Proforma                       Proforma
                                                 Equity                      Adjustments                    Adjustments
                                                    One           CEFUS        Increase         UIRT          Increase     Combined
                                                Historical     Historical    (Decrease)     Historical      (Decrease)     Pro Forma
                                                ----------     ----------    -----------    ----------      -----------    ---------
REVENUES
        Rental Income                            $ 18,340      $  18,408                      $ 11,883       $   (273)  i  $ 48,358
        Management Fee Income                       1,116                          (559)  a                                     557
        Dividend & Interest Income                    303            665                           419                        1,387
                                                 --------------------------------------       -----------------------      --------
Total Revenues                                     19,759         19,073           (559)        12,302           (273)       50,302

EXPENSES
        Operating Expenses                          5,410          7,350           (375)  a      3,108            (91)  i    14,102
                                                                                 (1,300)  b
        Depreciation & Amortization                 2,408          4,131           (703)  c      2,111           (736)  c     7,221
                                                                                     10   d
        Interest Expense & Fee Amortization         4,281          6,077           (132)  e      3,182            765   h    14,137
                                                                                                                  (36)  i
        General & Administrative                    1,370            357           (184)  a        776                        2,319
        Advisory Fee                                                                               481           (481)  j         0
        Litigation Expense                                                                       1,072         (1,072)  j         0
        Strategic Alternative Review Expense                                                       250           (250)  j         0
                                                 --------------------------------------       -----------------------      --------
Total Expenses                                     13,469         17,915         (2,684)        10,980         (1,901)       37,779

Income before Gain/(Loss) on Sale of Real
        Estate, Equity in Income/(Loss)
        of Unconsolidated Entities, Minority
        Interest in Earnings of Consolidated
        Subsidiary, and Income Taxes and
        extraordinary expense                       6,290          1,158          2,125          1,322         1,628         12,523

        Gain/(Loss) on Sale of Real Estate                                                       1,890        (1,890)  i          0
        Equity in Income/(Loss) of
                Unconsolidated Entities                              299                                                        299
        Minority Interest in Earnings of
                Consolidated Entity                   (49)                                         (15)                         (64)
        Income Tax Credit/(Expense)
                Current                                              186           (186)  f                                       0
                Deferred                                            (682)           682   f                                       0
                                                 --------------------------------------       -----------------------      --------
Net Income before extraordinary expense             6,241            961          2,621          3,197          (262)        12,758

Extraordinary expense                                                                            1,179        (1,179)  j          0
                                                 --------------------------------------       -----------------------      --------
NET INCOME                                       $  6,241      $     961       $  2,621       $  2,018      $    917       $ 12,758
                                                 ======================================       =======================      ========

Per share
        Basic                                    $   0.49      $6,963.77                      $   0.23                     $   0.47
        Diluted                                  $   0.48      $6,963.77                      $   0.23                     $   0.47

Weighted Average Shares Outstanding
        Basic                                      12,707          0.138         10,500   g      8,652        (4,831)  k     27,028
        Diluted                                    13,326          0.138         10,500   g      8,652        (4,831)  k     27,647


          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)


        a   To eliminate asset and property management fees earned by Equity One from CEFUS.
        b   To eliminate mamagement fees incurred by CEFUS.
        c   To adjust depreciation to reflect the purchase adjusted basis of rental property and depreciation policies of Equity One.
        d   To amortize goodwill relating to the purchase transaction.
        e   To eliminate interest expense on certain loans payable to a company under common control which will be restructured to eliminate any net inter-company debt and will become direct obligations of the underlying third-party lenders.
        f   To eliminate CEFUS income tax provisions, due to Equity One's REIT status.
        g   To eliminate 0.138 CEFUS shares and reflect the issuance of 10,500
            Equity One shares issued in the acquisiton of CEFUS.
        h   To increase interest expense to reflect $24,821 in net borrowings under a new Equity One credit agreement to fund the cash portion of the UIRT purchase price.
        i   To eliminate gain on sale and eliminate revenue and expenses on properties sold prior to Equity One's acquisition of UIRT.
        j   To eliminate non-recurring expenses incurred by UIRT.
        k   To eliminate 8,652 UIRT shares and reflect the issuance of 3,821
            Equity One share representing the sum of 925 shares issued under a commitment with Alony Hetz Properties and Investment,Ltd. And 2,896 shares issued to UIRT shareholders in connection with the merger.